Exhibit 99.1

Momentus Announces Departure of Paul Ney to Join Trump Administration

SAN JOSE, Calif.--(BUSINESS WIRE)--Jan. 28, 2025-- Momentus Inc. (NASDAQ: MNTS), a U.S. commercial space company offering satellite buses, technologies, transportation, and other in-space transportation services, today announced that Paul Ney, Momentus Chief Legal Officer and Corporate Secretary, has resigned from his role effective January 27, 2025. Mr. Ney has accepted a position as the Deputy Counsel to the President for National Security Affairs and National Security Council Legal Advisor at the White House in the Trump Administration. Momentus will announce a successor for Mr. Ney at a later date.

Mr. Ney joined Momentus in September 2021 after serving as the General Counsel of the United States Department of Defense. During his tenure in the Department of Defense, the U.S. Space Force and the U.S. Space Command were established. He has nearly four decades of public service and private law practice experience. In earlier government roles, Ney was the Principal Deputy and the acting General Counsel of the United States Department of the Navy and Chief Deputy Attorney General for the State of Tennessee. He also served as Director of the Nashville Davidson County Mayor's Office of Economic and Community Development.

Before his most recent service in the Pentagon, Ney was a partner in the law firms Trauger, Ney & Tuke, and Patterson Intellectual Property Law, P.C. He is a registered patent attorney and has more than two decades of experience litigating business, intellectual property, and commercial matters.

“Paul did a superb job and guided Momentus through a range of complex legal issues,” said Momentus Chief Executive Officer John Rood. “He was instrumental in the successful implementation and sunsetting of a Committee on Foreign Investment in the United States (CFIUS) National Security Agreement and a host of other government regulatory matters. Paul played a major role in establishing Momentus as a publicly traded company. Paul displayed tremendous ability, expertise, and sage judgement at Momentus. We applaud his willingness to bring his considerable talents to serving our Nation at this key time and thank him for the great work he did at the company.”

“I am extremely proud of the accomplishments we achieved during my time at Momentus,” said Ney. “The company accomplished numerous successes in the commercial market and established a foothold in government work. I was honored to work with such a talented team.”

About Momentus

Momentus is a U.S. commercial space company that offers commercial satellite buses and in-space infrastructure services including in-space transportation, hosted payloads, and other in-orbit services.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the expected filing of the Company’s Form 10-K and Form 10-Q and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on June 6, 2024, as amended by that certain Annual Report on Form 10-K/A filed by the Company on September 16, 2024, as such factors may be updated from time to time in our other filings with the Commission, accessible on the Commission’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Investors: investors@momentus.space

Media: jason.garkey@momentusspace.com